Exhibit 99.4

Environmental Solutions Worldwide, INC.

UP TO $4,596,929 AGGREGATE PRINCIPAL AMOUNT OF 10% SENIOR SECURED CONVERTIBLE
PROMISSORY NOTES DUE 2018

ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

THE SUBSCRIPTION RIGHTS ARE EXERCISABLE UNTIL 5:00 P.M. NEW YORK CITY TIME

ON ______________, 2014, SUBJECT TO EXTENSION OR EARLIER TERMINATION.

______________, 2014

To: Securities Dealers, Commercial Banks, Trust Companies, and Other Nominees

This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with a rights offering (the “Rights Offering”) by Environmental Solutions Worldwide, Inc., a Florida corporation (the “Company”), to the holders of its common stock, par value $0.001 per share (“Common Stock”), as described in the Company’s prospectus dated ____________, 2014 (the “Prospectus”).  Holders of record of Common Stock at the close of business on _____________, 2014 (the “Record Date”) will receive at no charge non-transferable subscription rights (each, a “Subscription Right”) to purchase up to an aggregate principal amount of $4,596,929 10% Senior Secured Convertible Promissory Notes due 2018 issued by the Company (“Notes”).

Each stockholder will receive one Subscription Right for each share of Common Stock owned on the Record Date, evidenced by a subscription certificate (the “Subscription Certificate”) registered in the stockholder’s name or in the name of the stockholder’s nominee.  Each Subscription Right will entitle its holder to purchase $80.53 principal amount of Notes.  See “The Rights Offering—Subscription Rights” in the Prospectus.

We are asking you to contact your clients for whom you hold shares of Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Subscription Rights. In addition, if you exercise Subscription Rights on behalf of beneficial owners who have advised you that they reside in, have an address in or are located in the State of Arizona, you will be required to certify to the Company and to the Subscription Agent as to the number of Subscription Rights that have been exercised by you on behalf of a beneficial owner that is a resident of or is located in Arizona.

Enclosed are copies of the following documents for you to use:

1.                Prospectus;

2.                Form of Letter from the Company to its stockholders;

3.                Instructions for Use of Environmental Solutions Worldwide, Inc. Subscription Certificate;

4.                Notice of Guaranteed Delivery;

5.                A form letter which may be sent to your clients for whose accounts you hold Common Stock registered in your name or in the name of your nominee;

6.                Beneficial Owner Election Form, on which you may obtain your clients’ instructions with regard to the Subscription Rights; and

7.                Nominee Holder Certification Form.

Your prompt action is requested.  The Subscription Rights will expire at 5:00 P.M., New York City time, on _____________, 2014, subject to extension or earlier termination (the “Expiration Date”).

KL2 2830326.2

To exercise Subscription Rights, properly completed and executed Subscription Certificates and payment in full, which shall be paid in cash, for all Subscription Rights exercised must be delivered to the Subscription Agent as indicated in the Prospectus prior to the Expiration Date, unless the guaranteed delivery procedures described in the Prospectus are followed in lieu of delivery of a Subscription Certificate prior to the Expiration Date.

If you have any questions concerning the rights offering, please contact us at Environmental Solutions Worldwide, Inc., 200 Progress Drive, Montgomeryville, PA  18936 or by telephone at (215) 699-0730.

Sincerely,

/s/ Mark Yung
Mark Yung Executive Chairman

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE SUBSCRIPTION AGENT, THE INFORMATION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE NOTES ISSUABLE UPON VALID EXERCISE OF THE SUBSCRIPTION RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.